SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 20, 2004

RESIDENTIAL ACCREDIT LOANS, INC. (as company under a Pooling and Servicing Agreement dated as of December 1, 2003 providing for, inter alia, the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QA1)

                        Residential Accredit Loans, Inc.
             (Exact name of registrant as specified in its charter)

            DELAWARE                 333-101791           51-0368240
 ---------------------------------------------------------------------
  (State or other jurisdiction      (Commission)       (I.R.S. employer
        of incorporation)           file number)      identification no.)


          8400 Normandale Lake Blvd., Suite 250, Minneapolis, MN 55437
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code (952) 857-7000

          (Former name or former address, if changed since last report)

                         Exhibit Index located on Page 2


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Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5. Other Events.

On December 30, 2003, Residential Accredit Loans, Inc. caused the issuance and sale of the Mortgage Asset-Backed Pass-Through Certificates, Series 2003-QA1, pursuant to a Series Supplement, dated as of December 1, 2003, and the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) Not applicable

                  (b) Not applicable

                  (c) Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:

                                                        Sequentially
Exhibit                                                   Numbered
Number                                                  Exhibit Page

10.1 Series Supplement, dated as of December 1, 2003, and the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 RESIDENTIAL ACCREDIT LOANS, INC.


                                  By:  /s/ Joseph Orning
                                  Name:    Joseph Orning
                                  Title:   Vice President


Dated:  January 20, 2004


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                                       -2-
Exhibit 10.1

Series Supplement, dated as of December 1, 2003, and the Standard Terms of Pooling and Servicing Agreement, dated as of March 1, 2003, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.

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